UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: April 12, 2006
(Date of earliest event reported)
Touchstone Resources USA, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50228	33-0967974
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	Identification Number) (I.R.S. Employer

1600 Smith Street, Suite 5100
Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)
(713) 784-1113
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities
     On April 18, 2006, Touchstone Resources USA, Inc., (the “Company”), announced that, on April 12, 2006, it entered into an Assignment and Transfer Agreement (with exhibits thereto, the “Agreement”) with Paradigm Asset Holdings, Inc. and Paradigm Strategic Exploration (collectively “Paradigm”).
     Under the Agreement, Paradigm has transferred to the Company its rights under an associated Volume Data Licensing Agreement with Seismic Exchange, Inc. (“SEI”), to obtain certain two-dimensional and three-dimensional seismic data from SEI. Under the terms of the Agreement, Touchstone will have two years from the date of the Agreement to select the seismic data. The Agreement also provides that Paradigm will provide the Company consulting and prospecting services relating to the Company’s three-dimensional seismic data selections under the Agreement. The Company will pay a consulting fee of $12,500 per month for these consulting and prospecting services for a period of 18 months commencing on July 1, 2006. Paradigm is also entitled under the Agreement to participate in any prospect developed in connection with the Agreement for up to 25% of the working interest. Paradigm is also entitled to include others in such participation.
     Under the Agreement, Paradigm has also assigned to Touchstone its rights and obligations in certain agreements it previously entered into with Trinity USA Partnership, LP and Black Stone Minerals Company, LP relating to certain prospects in Alabama.
     In consideration for the transfer and assignment described above, Touchstone has agreed to issue a warrant to purchase up to 1,388,889 shares (the “Warrant Shares”), of the Company’s common stock exercisable at any time during the three year period following the date of the Agreement at an exercise price of $1.50 per share. In addition, Touchstone has agreed pursuant to the Agreement to issue 1,777,778 shares of Touchstone common stock to Paradigm and 1,000,000 shares of the Company’s common stock to SEI (collectively, the “Issued Shares”). Issuance of the Issued Shares is contingent upon stockholder approval of an increase in the authorized shares of Touchstone.
     Pursuant to the Agreement, and in connection with its issuance of the Issued Shares and the Warrant Shares, the Company agreed to grant to Paradigm and SEI (and their permitted assigns) rights to the registration for resale of the Issued Shares and the Warrant Shares. The Company is obligated to use its reasonable best efforts to prepare and file with the Securities Exchange Commission (“SEC”), within 60 days of the date the shares are issued, a registration statement under the Securities Act of 1933 to permit the public sale of the Issued Shares and the Warrant Shares. The Company is further obligated to cause the registration statement to be declared effective within 150 days of the date the shares are issued, except that if the Company has a registration statement pending with the SEC during this period, the Company may without penalty suspend filing of the registration statement until such time the pending registration statement is approved.
     For a more complete understanding of its terms and provisions, generally discussed in this current report, please refer to the Agreement, which attached as Exhibit 10.1 hereof.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
*10.1	Assignment and Transfer Agreement.

99.1	Press Release dated April 18, 2006.

*	Portions of this exhibit have been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. Such omitted portions have been filed separately with the Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Touchstone Resources USA, Inc.

Date: April 18, 2006	By:	/s/ Stephen C. Haynes

Stephen C. Haynes
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
*10.1	Assignment and Transfer Agreement.

99.1	Press Release dated April 18, 2006.

*	Portions of this exhibit have been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act. Such omitted portions have been filed separately with the Commission.

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